SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      ------------------------------------

                                   FORM 8-A/A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                        HANSON AUSTRALIA FUNDING LIMITED
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             (Exact Name of Registrant as Specified in its Charter)


                                 AMENDMENT NO. 1


     New South Wales, Australia                               None
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(State of Incorporation or Organization)       (I.R.S. Employer Identification
                                                              no.)

Level 6, 35 Clarence Street, Sydney, New
South Wales, Australia                                       2000
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(Address of Principal Executive Offices)                  (Zip Code)


If this form relates to the registration of a           If this form relates to the registration of a
class of securities pursuant to Section 12(b) of        class of securities pursuant to Section 12(g) of
the Exchange Act and is effective upon filing           the Exchange Act and is effective upon filing
pursuant to General Instruction A.(c), please           pursuant to General Instruction A.(d), please
check the following box. [x]                            check the following box.  [  ]


           Securities Act registration statement file number to which this form relates: 333-98517

        Securities to be registered pursuant to Section 12(b) of the Act:


          Title of Each Class                    Name of Each Exchange on Which
          to be so Registered                    Each Class is to be Registered
          -------------------                    ------------------------------

          5.25% Notes due 2013                    The New York Stock Exchange

        Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                      ----

                                 Title of Class

                                EXPLANATORY NOTE

The undersigned Registrant hereby amends Item 1 of its Registration Statement on Form 8-A filed with the Securities and Exchange Commission (the "Commission") on March 18, 2003 (the "Original Form 8-A"). The Registrant incorporates by reference, to the extent set forth below, a prospectus supplement (the "Second Prospectus Supplement"), dated April 28, 2003 and filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, ("Rule 424(b)"), to a prospectus dated January 27, 2003 included in the Registrant's Registration Statement on Form F-3 (File No. 333-98517) declared effective by the Commission on January 27, 2003. The Second Prospectus Supplement relates to the issuance of an additional amount of securities of the class of Securities registered under the Original Form 8-A.

ITEM 1.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

The information set forth in Item 1 of the Original Form 8-A is hereby amended and supplemented by the following:

Reference is also made to the information set forth under the headings "Description of Notes" and "Tax Considerations" in the Second Prospectus Supplement, which information is incorporated herein by reference. The aggregate principal amount of Securities of this series authorized to be issued is $750,000,000, which will be the aggregate principal amount of Securities of this series outstanding upon conclusion of the offering pursuant to the Second Prospectus Supplement.

ITEM 2.  EXHIBITS

         Pursuant to the Instructions as to Exhibits with respect to Form 8-A, the following exhibits are being filed with the Commission in connection with this Registration Statement:

                    Second Prospectus Supplement (incorporated herein by
        (A) reference to the Registrant's filing pursuant to Rule 424(b), dated April 30, 2003).





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


                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:    May 2, 2003



                                           HANSON AUSTRALIA FUNDING LIMITED



                                           By:      /s/ Leslie Cadzow
                                               ---------------------------------
                                               Name:  Leslie Cadzow
                                               Title: Director







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